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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): November 15, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On November 15, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: November 15, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated November 15, 1996

         TCSI TO LICENSE WIRELESS TECHNOLOGY TO ATMEL CORPORATION

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For additional information contact:

TCSI Corporation
Investor Inquiries:
     Leigh Salvo - (510) 649-3800

Atmel Corporation
Press Inquiries:
     Kris Chellam - (408) 436-4360

BERKELEY, California - November 15, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, today announced that Atmel Corporation (Nasdaq: ATML) has signed an agreement to perpetually license the intellectual property associated with TCSI's wireless technology. Accordingly, TCSI will no longer market this technology. As part of the agreement, Atmel will hire certain development and support personnel, purchase related equipment and furniture, and perform the support requirements of the currently installed wireless customer base. TCSI received approximately $10 million of Atmel Common stock for this transaction.

TCSI's wireless technology includes a portfolio of software products for communications semiconductor applications. The software is typically integrated into digital signal processors (DSP) in wireless hand held consumer products.

"Being a part of the emerging wireless industry has generally been a rewarding and integral part of TCSI's history. However, we believe this agreement enables the Company to strengthen its focus on its network and service management software technology for the telecom industry," said Roger Strauch, TCSI's president and chief executive officer. "We are confident that Atmel will successfully advance the development and deployment of sophisticated wireless solutions utilizing the intellectual property licensed from TCSI."

"We believe that TCSI's wireless technology will complement Atmel's product and process expertise to deliver integrated solutions to our customers in the wireless communications market," said George Perlegos, Atmel's president and chief executive officer.

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Atmel Corporation
Headquartered in San Jose, California, with principal manufacturing facilities in Colorado Springs, Colorado and in Rousset, France, Atmel designs, develops, manufactures, and markets on a worldwide basis Flash, EEPROMs, and EPROMs, as well as programmable logic, microcontrollers, and application-specific devices. Atmel product and financial information can be retrieved from its Fax-on-Demand service. In North America call 1-(800) 29 ATMEL / 1-(800) 292-8635. International, from a fax phone, call 1-(408) 441-0732. You can send your request via e-mail to literature@atmel.com or visit Atmel's Web site at http://www.atmel.com

TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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